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                                                                Exhibit 10.23
[Coloco Logo Letterhead]

                             COLOCATION AGREEMENT

        THE COLOCATION CORPORATION ("Coloco") and the customer identified below
                                     ------
(the "Customer") agree to the following terms and conditions (the "Agreement")
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1.  SERVICE. The schedule to this Agreement ("Schedule"), which is hereby
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incorporated by reference, identifies the physical location ("Facility") of the
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equipment storage space to be made available to the Customer (the "Space"), and
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sets forth a description of the services (the "Services") to be provided in
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connection with the Space and all equipment to be installed by Customer in the
Space (the "Equipment").
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2.   CONTRACTORS. Customer acknowledges that certain installation, technical
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support, and consulting services may be provided by an unaffiliated third party contractor ("Contractor") to Coloco. Customer hereby authorizes Coloco to obtain
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all customer location, equipment and contact information necessary to provide such services. Customer may employ its own Contractors to design and complete work to space covered by this agreement, provided that the design and completion of the work are subject to the approval of Coloco.

3.  TERM. The initial term ("Initial Term") of this Agreement shall be as shown
    ----                     ------------
on the Schedule. If, upon completion of the Initial Term or any subsequent term (each, a "Term") the parties do not agree to extend the Agreement for an
          ----
additional Term, the Services and Space will be provided on a month-to-month basis at the prices set by Coloco at that time. In the event of early cancellation, Customer will be required to pay 75% of the monthly recurring fee for the Space for each month remaining in the Term. In the event Equipment is not removed with 30 days after the effective termination or expiration date of this Agreement, then Equipment shall be deemed abandoned and Customer shall lose all rights and title thereto.

4.  PAYMENT.
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    4.1   Coloco will invoice the installation charges (actual and estimated)
and the first month's fee, which shall be paid by Customer prior to taking possession of the cabinet(s) or other facilities covered by this Agreement. Variances between actual and estimated installation charges shall be invoiced subsequently as charges or credits. The monthly charges for Services and Space set forth on the Schedule (the "Monthly Charges") will commence as of the Term
                                ---------------
Commencement Date indicated on the Schedule. Coloco will invoice Monthly Charges monthly in advance, with a proration of the first month if necessary. Coloco reserves the right to change the rates for Services and Space provided under this Agreement at any time after the Initial Term or any subsequent term by providing written notice to the customer at least 60 days in advance of the effective date of the change. Pricing on facilities is determined by the date possession is taken of each cabinet or other installation and is subject to change based upon the fee schedules in effect on possession day; pricing schedules are subject to change without notice.

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          4.2   Payment is due 30 days after date of invoice. Accounts are in default if payment is not received within 35 days after date of invoice, at which point a delinquency charge of 10% shall apply. If Customer's check is returned to Coloco unpaid, Customer shall be immediately in default and subject to a returned check charge of $25.00 from Coloco. Coloco reserves the right to terminate Customer's use of Space and the Services on any account unpaid after the due date and, in the event of such unpaid account, terminate any other service provided by Coloco to Customer, and/or prohibit removal of Equipment from the Facility pending payment of all amounts owed to Coloco by the Customer. The Monthly Charge for Space shall continue to accrue until Customer's Equipment is removed from the Space by Customer. An account in default is subject to an interest charge on the outstanding balance of the lesser of 21% per annum compounded daily from the due date or the highest rate permitted by applicable law. Customer agrees to pay Coloco's reasonable expenses, including attorneys' and collection agency fees, incurred in enforcing its rights under this Agreement.

5.  USE OF SPACE.
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          5.1   Customer may use the Space only for the purpose of installing, maintaining and operating the Equipment. Access to Facility is restricted to Customer's employees and agents, and to Colo employees on an as needed basis, and Customer shall assume all responsibility and liability for entry into the facility using access cards provided by Colo to the client. Customer assumes all responsibility for all acts or omissions of the individuals authorized by Customer to enter the Facility, and agrees to indemnify and hold Coloco harmless from any claims arising from the acts or omissions of these individuals. Customer's employees and agents will comply with all applicable laws, regulations and ordinances, with the standards and practices of the telecommunications industry, and with all Coloco or Facility security procedures, Facility rules, and safety practices. Coloco may revoke the entry privileges of any person who fails to comply with this Agreement, who is disorderly, or who Coloco reasonably suspects will violate this Agreement.

          5.2 Coloco and its designees may observe the work activities of the Customer's employees and agents in the Facility and may inspect at any time the Equipment brought into the Space. Customer's employees and agents shall not use any products, tools, materials, or methods that, in Coloco's reasonable judgment, might harm, endanger, or interfere with the Service, the Facility or the personnel or property of Coloco, its vendors or its other customers. Coloco reserves the right to take any reasonable action to prevent such potential harm.

          5.3 Customer shall be required to maintain the Space in an orderly manner and shall be responsible for the prompt removal from the Facility of all trash, packing materials, boxes, or similar materials that Customer's employees or agents brought to or had delivered to the Facility. Such materials shall be placed properly within the trash dumpster(s) at the back of the property by Customer.

          5.4 Customer may not make available space within the Space to a third party without written permission of Coloco, except insofar as the third party is a beneficiary of this agreement since its inception. If Customer makes space available to a third party subsequently, Customer shall be in breach of this Agreement and Coloco may pursue any legal or equitable remedy, including but no limited to the immediate termination of this Agreement. Specifically, Customer

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may not engage in this facility in the business of colocation or webhosting, or other activities which compete directly with the businesses of Coloco and its subsidiaries or strategic partners.

6.  CONDUCT.
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          6.1   Customer will maintain and operate the Equipment in a safe manner, and keep the Space in good order and condition. No employees or agents of Customer will harm or allow any attempt to breach security of the Facility, the Services, or any third party system or network at the Facility. With respect to this provision and others in this agreement, Coloco may promulgate policies and procedures in its sole discretion intended to enforce these provisions and/or to further Coloco interests; without advance notice, Coloco may change such policies as Coloco deems necessary with regard to any particular client or group of clients.

          6.2 Customer agrees to use the common areas of the Facility for the purposes for which they are intended. Such rules include, but are not limited to, a prohibition against smoking in the Facility.

          6.3 Customer's employees and agents are prohibited from bringing any of the following materials into the Facility: wet cell batteries, explosives, flammable liquids or gases, alcohol or controlled substances, weapons, cameras or tape recorders.

          6.4 Customer agrees not to alter, tamper with adjust or repair any equipment not belonging to Customer and agrees not to erect signs or devices on the exterior of the storage cabinet or to make any construction changes or material alterations to the Space or the internal or external portions of the Facility.

          6.5 Customer shall provide and keep up to date, contact information of at least two Customer employees who carry email-enabled pagers for contact purposes, one such pager being active at all times. This shall be considered the primary means whereby Coloco requests the attention of the Customer in the event that it is required on short notice.

7.  EQUIPMENT.
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          7.1   Customer agrees to immediately remove or render noninfringing, at Customer's expense, any Equipment alleged to infringe any patent, trademark, or copyright, or other intellectual property right. If the Customer does not agree that there is infringement, Customer agrees to hold Coloco harmless without limit against any such claim related to Customer's conduct.

          7.2 Coloco and its employees agree to exercise every reasonable precaution to protect the equipment of its customers and their clients, but if damage to or loss of equipment should occur for any reason, the customer waives all claims against Coloco and its employees irrespective of the cause of the damage, without limitation.

8.  ASSIGNMENT. This Agreement is binding upon an shall inure to the benefit of
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the parties and their permitted successors and assigns. Neither party may assign this agreement without the prior written consent of the other party; provided that Coloco may provide assign this to any present or future affiliate, subsidiary or successor, and may assign its right to receive

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payments. Coloco may subcontract any or all of the work to be performed by it under this Agreement but this shall not relieve Coloco of its responsibilities or obligations hereunder.

9.   INDEMNITY. Customer agrees to indemnify Coloco against actions by any
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person claiming an ownership or possessory interest lien, trust, pledge, or security interest in any Equipment, including without limitation any attempt by such third party to take possession of the Equipment.

10.  INSURANCE. Customer agrees to maintain, at Customer's expense, during the
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entire time this Agreement is in effect for each Facility.

          10.1.1 Commercial General Liability Insurance in an amount not less than $2 Million per occurrence for bodily injury or property damage;

          10.1.2 Employers Liability Insurance in an amount not less than $1 Million per occurrence; and

          10.1.3 Worker's Compensation Insurance in an amount not less than that prescribed by statutory limits.

     10.2 Prior to taking occupancy of the Space, Customer shall furnish Coloco with certificates of insurance which show the minimum levels of insurance required by this Agreement and which name Coloco and the Landlord, TCP/IP LLC, as an additional insured. In the event Coloco or its Landlord requires additional insurance, Customer hereby agrees to comply with such requirement.

     10.3 None of Coloco, Coloco's subsidiaries, parent companies, or affiliates shall insure or be responsible for any loss or damage to property of any kind owned or leased by Customer or by its employees and agents other than losses or damages resulting from negligence or willful acts of such parties. Any insurance policy covering the Equipment against loss or physical damage shall provide that underwriters have given their permission to waive their rights of subrogation against Coloco, Coloco subsidiaries, affiliates, the Facility landlord, and their respective directors, officers and employees.

     10.4 Customer will insure or self-insure against claims involving Customer's employees and agents. Customer agrees to release and indemnify Coloco against claims by any of Customer's employees and agents arising from dismissal, suspension, or termination of work, or from denial of entry to the Facility, and claims by any person arising from Customer's non-payment for the Space or the Services.

11.  LIMITATION OF LIABILITY. COLOCO WILL NOT BE LIABLE FOR ANY INDIRECT,
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INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FACE ANY LOSS OF PROFITS RESULTING FROM
THE USE OF THE SERVICE, SPACE, OR EQUIPMENT BY CUSTOMER OR ANY THIRD PARTIES. THIS INCLUDES LOST PROFITS OR LOST DATA RESULTING FROM DELAYS, NONDELIVERIES, MISDELIVERIES, SERVICE INTERRUPTIONS, POWER OR ENVIRONMENTAL CONTROL INTERRUPTION OR DAMAGE TO THE SPACE.

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12.  NO WARRANTY. COLOCO PROVIDES THE SPACE AND THE SERVICE "AS IS" WITHOUT
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WARRANTY OF ANY KIND, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY OR
FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER IMPLIED WARRANTIES. IN THE EVENT THAT COLOCO PROVIDES CUSTOMER WITH PRODUCTS, IN CONJUNCTION WITH THE SERVICES, SUCH AS THIRD PARTY SOFTWARE PRODUCTS, COLOCO ALSO PROVIDES SUCH PRODUCTS "AS IS" WITHOUT WARRANTY OF ANY KIND, WHETHER EXPRESSED OR IMPLIED. COLOCO SHALL HAVE NO LIABILITY FOR FAILURE OF ANY PRODUCT RESIDING ON CUSTOMER'S EQUIPMENT OR TRANSMITTED THROUGH COLOCO'S FACILITIES. USE OF ANY INFORMATION OBTAINED VIA COLOCO SERVICES IS AT CUSTOMER'S OWN RISK. COLOCO SPECIFICALLY DENIES ANY RESPONSIBILITY FOR THE ACCURACY OR QUALITY OF INFORMATION OBTAINED THROUGH ITS SERVICES.

13.  NO ESTATE OR PROPERTY INTEREST. Customer acknowledges it has been granted
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only a license to occupy the space and that it has not been granted any real property interests in the Space or Facility. Payments by Customer under this Agreement do not create or vest in customer (or in any other person) any leasehold estate, easement, ownership interest, or other property right of interest of any nature in any part of the Facility. The parties intend that equipment, whether or not physically affixed to the Facility, shall not be construed to be fixtures. Customer (or the lessor of the equipment, if applicable) will report the Equipment as its personal property wherever required by applicable laws, and will pay all taxes levied upon such Equipment.

14.  DAMAGE TO THE SPACE.
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          14.1  If the Space is damaged by fire of other casualty, Coloco shall give prompt notice to Customer of such damage, and may temporarily relocate Equipment to new space or a new facility, if practicable. If the Facility's landlord or Coloco exercises an option to terminate a particular lease due to damage or destruction of the Space, or if Coloco decides not to rebuild the Space, this Agreement shall terminate as of the date of the damage. Monthly Charges for the Space and Service shall proportionately abate for the period from the date of such damage.

          14.2 If neither the landlord of the Facility nor Coloco exercises the right to terminate, Coloco shall repair the particular Space to substantially the same condition it was in prior to the damage, completing the same as soon as practical. In the event that Coloco shall fail to complete the repair within a reasonable time period, Customer shall have the option to terminate this Agreement with respect to the affected Space, which option shall be the sole remedy available to Customer against Coloco under this Agreement relating to such failure. If the Space or any portion thereof shall be rendered untenable by reason of such damage, the Monthly Charge for Space and Services shall proportionately abate for the period from the date of such damage to the date when such damage shall have been repaired.

15.  PUBLICITY. Neither party shall publicize the existence of the Agreement
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without the consent of the other, and in the event of such consent, all press releases or other materials to be used for publicity shall be reviewed and approved in writing by the other party.

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16.  CONFIDENTIALITY.  Each party's confidential or proprietary information
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disclosed hereunder ("Confidential Information") shall be held confidential by
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the receiving party.  Coloco's performance under this Agreement, the quality of
Coloco network performance, and any data provided by Coloco to Customer regarding performance of the Coloco network shall be deemed Coloco Confidential Information. Neither party shall disclose the other party's Confidential Information to third parties without the other party's written consent, except as permitted pursuant to this Section. Each party shall disseminate the other party's Confidential Information among its employees, vendors or consultant only on a need-to-know basis and shall use such Confidential Information only for the purpose of performing its obligations hereunder. To the extent a party is required by applicable law, regulation, or by a government agency or court order, subpoena, or investigative demand, to disclose the existence or terms of this Agreement, or the other party's Confidential Information, such party shall use its reasonable efforts to minimize such disclosure and obtain an assurance that the recipient shall accord confidential treatment to such Confidential Information, and shall notify the other party contemporaneously of such disclosure. Either party in its discretion may terminate this Agreement for cause upon thirty days' notice and without penalty in the event of any breach by the other of this Section.

     16.1 By this Agreement, the previous month-to-month Agreement between Cidera's predecessor, Skycache, Inc., and Coloco, is cancelled. This new Agreement sets forth the entire agreement between Coloco and Customer with respect to the subject matter herein and supersedes all previous representations, understandings or agreements as to these parties.

     16.2 This Agreement shall be governed by and constructed in accordance with the laws of the State of Maryland, irrespective of its choice of law principles. Any action arising hereunder shall be brought in either the state or federal courts of the County of Prince George's, Maryland, and each of the parties shall submit itself to the jurisdiction of such courts for purposes of any action and waives any rights to removal and change of venue.

                                   SCHEDULE
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Facility:      312 Laurel Avenue
--------       Laurel, Maryland  20707

Space:         The space designated as Colocation Room #2 (Colo#2), priced at an
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equivalent footprint of 42 cabinets.

Initial Term:  The period which remains on a separate lease between Customer and
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Bergmann's, Inc., for an adjacent property, which terminus is incorporated here.

Term Commencement Date:  Approval of the Board of Directors, Cidera, Inc., and
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payment as detailed below.



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Pricing Agreement:

          42 cabinet equivalent footprint @$500/month: $21,000 per month

          Setup (Non-Recurring Charge):        $450 per cabinet equivalent
                                               footprint, $18,900.
          Custom electrical requirements are billed at cost + 25%.

          Fence isolation between Main Room and Alcove Space will be priced at cost + 25%.

          Card reader installation at doors,   $2,300.00

          Energy: To be separately measured, either by fulltime meter or other instrument, and billed at cost.

Payment due at possession of space: Proration to next first of the month + the following month + Setup (nonrecurring charge)


I HAVE READ AND AGREE TO THE TERMS AND CONDITIONS CONTAINED IN THIS CO-LOCATION AGREEMENT.

Signature:  /s/ R. M. Dunham             Customer Name:  Cidera, Inc.
          ---------------------------                  -------------------------

Printed Name:  Robert M. Dunham          Customer Address:
             ------------------------                     ----------------------

Title:  Executive Vice President         8037 Laurel Lakes Court
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Date:  3/7/00                            Laurel, MD  20707
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ACCEPTED:
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THE COLOCATION CORPORATION

By:  /s/ L. M. Losito
   ----------------------------------

Name:  Lisa M. Losito
     --------------------------------

Title:  Vice President
      -------------------------------

Date Accepted:  3/7/00
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